Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of MidSouth Bancorp, Inc. and its subsidiaries of our report dated March 16, 2018 relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of MidSouth Bancorp, Inc. appearing in the Annual Report on Form 10-K of MidSouth Bancorp, Inc. for the year ended December 31, 2017.

We also consent to the reference of our firm as it appears under the caption “Experts.”

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

August 29, 2018